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Exhibit 10.22


                          SALE PARTICIPATION AGREEMENT



March 8, 2000


Edwin L. Artzt, Trustee of the
Edwin L. Artzt Revocable Trust Under
Agreement Dated 6/16/82, As Amended
900 Adams Crossing
Apartment 11100
Cincinnati, Ohio 45202

Dear Mr. Artzt:

            You have entered into a Stockholder's Agreement, dated as of March 8, 2000 (the "Stockholder's Agreement"), between Spalding Holdings Corporation, a Delaware corporation (the "Company"), and you relating to the purchase from the Company of shares of the common stock, par value $.01 per share, of the Company ("Common Stock"). The undersigned "Investors," which include KKR Partners II, L.P., a Delaware limited partnership ("KKR Partners"), and Strata Associates, L.P., a Delaware limited partnership ("Strata Associates"), also have purchased shares of Common Stock and hereby agree with you as follows, effective upon such purchase of Common Stock by you:

            1. In the event that at any time KKR Partners or Strata Associates, as the case may be (each a "Selling Partnership" and collectively, the "Selling Partnerships"), proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than a Public Offering (as defined in the Stockholder's Agreement) or a sale to an affiliate of KKR
Partners or Strata Associates, as the case may be, the Selling Partnership will notify you or your Purchaser's Estate or Purchaser's Trust (as such terms are defined in Section 2 of the Stockholder's Agreement), as the case may be, in writing (a "Notice") of such proposed sale (a "Proposed Sale") and the material terms of the Proposed Sale as of the date of the Notice (the "Material Terms") promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than 5 days after the execution of the definitive agreement relating to the Proposed Sale, if any (the "Sale Agreement"). If within 10 days of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, receipt of such Notice the Selling Partnership receives from you or your Purchaser's Estate or Purchaser's Trust, as the case may be, a written request (a "Request") to include Common Stock held by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, in the Proposed
Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) if otherwise mutually agreed to in writing by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and the Selling Partnership), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, may be delivered with respect to
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any Proposed Sale for all Common Stock held by you or your Purchaser's Estate or
Purchaser's Trust. Promptly after the consummation of the transactions contemplated thereby, the Selling Partnership will furnish you, your Purchaser's Trust or your Purchaser's Estate with a copy of the Sale Agreement, if any. In the event that both KKR Partners and Strata Associates propose to sell shares of Common Stock in the Proposed Sale, the term "Selling Partnership" shall refer only to Strata Associates and not to KKR Partners.

            2. The number of shares of Common Stock which you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will be permitted to include in a Proposed Sale pursuant to a Request will be the lesser of (a) the sum of the number of shares of Common Stock then owned by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, plus all shares of Common Stock which you are then entitled to acquire under an unexercised option to purchase shares of Common Stock, to the extent such option is then vested or would become vested as a result of the consummation of the Proposed Sale and (b) the sum of the shares of Common Stock then owned by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, plus all shares of Common Stock which you are entitled to acquire under an unexercised option to purchase shares of Common Stock, whether or not fully vested, multiplied by a percentage calculated by dividing the aggregate number of shares of Common Stock which KKR Partners and Strata Associates propose to sell in the Proposed Sale by the total number of shares of Common Stock owned by the Selling Partnership or, in the case both KKR Partners and Strata Associates propose to sell in the Proposed Sale, KKR Partners and Strata Associates. If one or more holders of shares of Common Stock who have been granted the same rights granted to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, hereunder elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale (the "Eligible Shares"), KKR Partners or Strata Associates, or such remaining holders of shares of Common Stock, or any of them, may sell in the Proposed Sale a number of additional shares of Common Stock owned by any of them equal to their pro rata portion of the number of Eligible Shares not included in the Proposed Sale, based on the relative number of shares of Common Stock then held by each such holder, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to the first sentence of this Paragraph 2 for the purpose of determining the number of shares of Common Stock which you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will be permitted to include in a Proposed Sale. KKR Partners and Strata Associates, or any of them, may sell in the Proposed Sale additional shares of Common Stock owned by any of them equal to any remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

            3. If the Investors receive an offer from a person to purchase in a Proposed Sale (a) at least a majority of the shares of Common Stock then outstanding or (b) all or substantially all of the shares of Common Stock owned by the Investors, and such offer is accepted by the Investors, then each of you, your Purchaser's Estate and your Purchaser's Trust hereby agrees that, if requested by the Investors (a "KKR Request"), you, your Purchaser's Estate and your Purchaser's Trust will sell in such Proposed Sale on the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to the Investors, the number of shares of Common Stock equal to the number of shares of Common Stock owned by you, your Purchaser's Estate and your Purchaser's Trust multiplied by (x) in the case of a Proposed Sale described in clause (a) above, the percentage of the then outstanding
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shares of Common Stock to which the Proposed Sale is applicable or (y) in the case of a Proposed Sale described in clause (b) above, the percentage of the shares of Common Stock owned by the Investors to which the Proposed Sale is applicable.

            4. (a) Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Partnership proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sales price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information requested by Strata Associates; and the provision of requisite indemnifications; provided that any indemnification provided by you, your Purchaser's Estate or your Purchaser's Trust shall be pro rata in proportion with the number of shares of Common Stock to be sold.

            (b) In the event of a transaction (such as a merger or consolidation) involving the Company which results in a change of control transaction but is not a Proposed Sale (a "Proposed Transaction"), you agree on behalf of yourself, your Purchaser's Estate and your Purchaser's Trust to bear your pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the Investors.

            (c) Your pro rata share of any amount pursuant to Paragraphs 4(a) and (b) shall be based upon the number of shares of Common Stock owned by you, your Purchaser's Estate and your Purchaser's Trust plus the number of shares of Common Stock you would have the right to acquire under unexercised options which are then vested or would become vested as a result of the Proposed Sale or Proposed Transaction.

            (d) The Investors shall be entitled to estimate the amount of fees, commissions, adjustments to purchase price, expenses or indemnities in connection with any Proposed Sale or Proposed Transaction and to withhold such amounts from payments to be made to you, your Purchaser's Estate and your Purchaser's Trust at the time of closing of such Proposed Sale or Proposed Transaction; provided that, (i) such estimate shall not preclude the Investors from recovering additional amounts from you, your Purchaser's Estate and your Purchaser's Trust in respect of such fees, commissions, adjustments to purchase price, expenses or indemnities and (ii) the Investors shall reimburse you, your Purchaser's Estate and your Purchaser's Trust to the extent actual amounts are ultimately less than the estimated amounts.

            5. Upon delivering a Request, you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will, if requested by the Selling Partnership, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Selling Partnership with respect to the shares of Common Stock which are to be sold by you or your Purchaser's Estate or Purchaser's Trust, as the case may be, pursuant hereto (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that you or your Purchaser's Estate or Purchaser's Trust, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on your


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or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, behalf with respect to the matters specified therein.

            6. Your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, right pursuant hereto to participate in a Proposed Sale shall be contingent on your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, strict compliance with each of the provisions hereof and your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Partnership.

            7. The obligations of KKR Partners and Strata Associates hereunder shall extend only to you or your Purchaser's Estate or Purchaser's Trust, as the case may be, and no other of your or your Purchaser's Estate's or Purchaser's Trust's, as the case may be, successors or assigns shall have any rights pursuant hereto.

            8. This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Purchase Agreement).

            9. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

            (a) If to KKR Partners or Strata Associates, to it at the following address:

                  c/o Kohlberg Kravis Roberts & Co.
                  9 West 57th Street
                  New York, New York 10019
                  Attn:  Michael T. Tokarz

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Attn:  Arthur D. Robinson, Esq.

            (b)   If to you, to you at the address first set forth above herein;

            (c) If to your Purchaser's Estate or Purchaser's Trust, at the address provided to such partnerships by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

            10. The laws of the State of Delaware (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the


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State of Delaware (or if the Company reincorporates in another state, of that state) or New York, as the Selling Partnerships may elect in their sole discretion, and you hereby submit to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. You hereby irrevocably waive any right which you may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

            11. If KKR Partners or Strata Associates transfers its interest in the Company to an affiliate of KKR Partners or Strata Associates, as the case may be, such affiliate shall assume the obligations hereunder of KKR Partners or Strata Associates, as the case may be.

            This Agreement constitutes the full and entire understanding and agreement between the undersigned and you with regards to the subjects hereof and to the extent that you have previously executed an agreement with regard to the subjects hereof, this Agreement shall supersede any such previous agreement.

            It is the understanding of the undersigned that you are aware that no Proposed Sale presently is contemplated and that such a sale may never occur.

            This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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            If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

                                       Very truly yours,


                                       STRATA ASSOCIATES, L.P.

                                       By:  KKR ASSOCIATES (STRATA), L.P.

                                       By:  STRATA L.L.C.,
                                       as General Partner


                                       By: /s/ Michael T. Tokarz
                                           -------------------------------------


                                       KKR PARTNERS II, L.P.

                                       By:  KKR ASSOCIATES (STRATA), L.P.

                                       By:  STRATA L.L.C.,
                                       as General Partner


                                       By: /s/ Michael T. Tokarz
                                           -------------------------------------






   Accepted and agreed to:


   /s/ Edwin L. Artzt
   ----------------------------------
   Edwin L. Artzt, Trustee of the
   Edwin L. Artzt Revocable Trust Under
   Agreement Dated 6/16/82, As Amended